UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on July 9, 2012 (the “Petition Date”), Patriot Coal Corporation, (the “Company”) and certain of its wholly owned subsidiaries (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”) filed voluntary petitions for reorganization (the “Chapter 11 Petitions”) under Chapter 11 of the U.S. Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Southern District of New York (the “Court”).  The Debtors will continue to operate their businesses in the ordinary course as “debtors-in-possession” under the jurisdiction of the Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Post-Petition Financing

In connection with filing the Chapter 11 Petitions, the Debtors filed a motion seeking, among other things, Court authorization for the Company to obtain post-petition financing (the “Financing”), and for the other Debtors to guaranty the Company’s obligations in connection with the Financing, up to an aggregate principal amount of $802.0 million, consisting of (a) revolving credit loans in an amount not to exceed $125.0 million (“First Out Revolving Credit Loan”), (b) a term loan in the amount of $375.0 million (“First Out Term Loan”, and together with the First Out Revolving Credit Loan, the “First Out Facility”), and (c) a roll up (the “L/C Roll Up”) of obligations under the Pre-Petition Credit Agreement (as defined in Item 2.04 below) in respect of outstanding letters of credit, inclusive of any obligations as to reimbursement, renewal and extension of the same (the “Roll Up Letters of Credit”) issued in the aggregate amount of approximately $302.0 million as of the Petition Date (“Second Out Facility”).

On July 11, 2012, the Court entered an interim order (the “Interim DIP Order”) which, among other things, authorized the Company to borrow money and obtain letters of credit pursuant to the DIP Credit Agreements (as defined below) and the other Debtors to guaranty such borrowings and the Company’s obligations with respect to such letters of credit, up to an aggregate principal or face amount of $677.0 million (plus interest, fees and other expenses and amounts), consisting of borrowings of up to an aggregate principal or face amount of $125.0 million under the First Out Revolving Credit Loan, $250.0 million under the First Out Term Loan, and up to $302.0 million under the Second Out Facility, in accordance with the terms of the Interim DIP Order and the DIP Credit Agreements (as defined below).

First Out Facility

On July 9, 2012, the Company and the Guarantors (as defined below) entered into a Superpriority Secured Debtor-in-Possession Revolving and Term Loan Credit Agreement (the “First Out DIP Credit Agreement”) with Citibank, N.A., as administrative agent (the “First Out DIP Agent”), Citicorp North America, Inc., Barclays Bank PLC, New York Branch and Bank of America, N.A. as letter of credit issuers (the “L/C Issuers”), and certain lenders party thereto.  The Company’s obligations under the First Out DIP Credit Agreement are guaranteed by each Filing Subsidiary (other than EACC Camps, Inc.) and Patriot Ventures LLC (collectively, the “Guarantors”).  On July 11, 2012, the conditions precedent to closing and the initial borrowing were satisfied and the First Out DIP Credit Agreement became effective.

Revolving credit loans under the First Out Facility will bear interest at a rate per annum equal to the Eurocurrency Rate (as defined in the First Out DIP Credit Agreement) plus 3.25% or the Base Rate (as defined in the First Out DIP Credit Agreement) plus 2.25%.  Term loans under the First Out Facility will bear interest at a rate per annum equal to the Eurocurrency Rate plus 8.00% or the Base Rate plus 7.00%.  Upon the occurrence and during the continuance of an event of default under the First Out DIP Credit Agreement, the interest rate increases by 2.00% per annum.

The proceeds of the First Out Facility will be used to refinance pre-petition debt and for working capital, capital expenditures and other general corporate purposes.

All borrowings under the First Out Facility are to be repaid on the earlier of (i) the date that is 450 days after the closing date (the “Initial Maturity Date”) provided that the Initial Maturity Date can be extended until December 31, 2013 subject to certain specified conditions, (ii) prepayment by the Company of all outstanding principal and accrued but unpaid interest, (iii) the date of termination of the commitment of each lender and of the obligation of the L/C Issuers to make letter of credit extensions pursuant to the First Out DIP Credit Agreement, (iv) the date that is 30 days (or in certain specified circumstances, 45 days) after July 11, 2012 if the Court has not entered a final order prior to such date or such later date as approved by the required lenders, (v) the date of the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the Court and (vi) the date of dismissal of the Chapter 11 Petitions by the Court.

The First Out DIP Credit Agreement provides for representations and warranties by the Company and the Guarantors that are customary for facilities of this type.  The First Out DIP Credit Agreement further provides for affirmative and negative covenants applicable to the Company and its subsidiaries, including affirmative covenants requiring the Company to provide financial information, 13-week projections and other information including, upon request, environmental or mining site assessments or audit reports to the First Out DIP Agent, and negative covenants restricting the ability of the Company and its subsidiaries to incur additional indebtedness, grant liens, dispose of assets, pay dividends or take certain other actions.  The First Out DIP Credit Agreement also provides financial covenants applicable to the Company and its subsidiaries, including compliance with requirements relating to minimum consolidated EBITDA, maximum capital expenditures and minimum liquidity.

The initial borrowing by the Company under the First Out DIP Credit Agreement is subject to the satisfaction of certain conditions precedent, including approval of the First Out DIP Credit Agreement by the Court, delivery of executed definitive loan documents, payment of certain fees, delivery of certain other documents, establishment of a cash management system and the creation and perfection of certain liens.  On July 11, 2012, these conditions precedent were satisfied and the Company made an initial borrowing of $250.0 million under the First Out Term Loan.  Subsequent borrowings under the First Out DIP Credit Agreement are also subject to the satisfaction of certain specified conditions precedent.

The First Out DIP Credit Agreement provides for certain customary events of default, including events of default resulting from non-payment of principal, interest or other amounts when due, material breaches of the Company’s and the Guarantors’ representations and warranties, breaches by the Company or the Guarantors of their covenants in the First Out DIP Credit Agreement or ancillary loan documents, cross-defaults under other agreements or instruments, the entry of material judgments against the Company or its subsidiaries, or revocation of the intercreditor and priority of payment provisions contained in the Pledge and Security and Intercreditor Agreement (as defined below).  The First Out DIP Credit Agreement also includes customary events of default that may arise in connection with the Chapter 11 Petitions, including dismissal or conversion of the Debtors’ cases.

The foregoing description of the First Out DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the First Out DIP Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Second Out Facility and Second Out Guarantee

The Company entered into an Amended and Restated Super Priority Secured Debtor-in-Possession Credit Agreement dated as of July 11, 2012 (the “Second Out DIP Credit Agreement”, and together with the First Out DIP Credit Agreement, the “DIP Credit Agreements”) with Bank of America as administrative agent (the “Second Out DIP Agent” and together with the First Out DIP Agent, the “DIP Agents”) and as a letter of credit issuer and the other lenders party thereto.  The Company’s obligations under the Second Out DIP Credit Agreement are guaranteed by the Guarantors pursuant to the Amended and Restated Guarantee (the “Second Out Guarantee”) dated as of July 11, 2012, made by the Company and the Guarantors in favor of the Second Out DIP Agent.  On July 13, 2012, the conditions precedent to closing were satisfied and the Second Out DIP Credit Agreement and the Second Out Guarantee became effective.

Letter of credit fees under the Second Out Facility will be paid at a rate equal to 4.50% per annum.  The letter of credit borrowings under the Second Out Facility will bear interest at a rate per annum equal to the Eurocurrency Rate plus 8.00% or the Base Rate plus 7.00% per annum.  Upon the occurrence and during the continuance of an event of default under the Second Out DIP Credit Agreement, the interest rate will increase by 2.00% per annum.

All letter of credit borrowings under the Second Out Facility are to be repaid on the earlier of (i) the Initial Maturity Date provided that the Initial Maturity Date can be extended until December 31, 2013 subject to certain specified conditions, (ii) the date on which the obligation of the letter of credit issuers to permit the extension of the expiry date of any letter of credit is terminated upon direction from the Second Out DIP Agent in the case of an event of default, (iii) the date that is 30 days (or in certain specified circumstances, 45 days) after July 11, 2012 if the Court has not entered a final order prior to such date or such later date as approved by the required lenders, (iv) the date of the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the Court and (v) the date of dismissal of the Chapter 11 Petitions by the Court.

The Second Out DIP Credit Agreement provides for representations and warranties by the Company and the Guarantors, affirmative and negative covenants applicable to the Company and its subsidiaries and events of default that are substantially similar to the representations, warranties, covenants and events of default under the First Out DIP Credit Agreement.

The effectiveness of the Second Out DIP Credit Agreement is subject to the satisfaction of certain conditions precedent, including delivery of executed definitive loan documents, payment of certain fees, delivery of certain other documents, establishment of a cash management system and the creation and perfection of certain liens.  On July 13, 2012, these conditions precedent were satisfied and the L/C Roll Up occurred.  In addition, subsequent renewals of letters of credit under the Second Out DIP Credit Agreement are also subject to the satisfaction of certain specified conditions precedent.

The foregoing descriptions of the Second Out DIP Credit Agreement and Second Out Guarantee do not purport to be complete and are qualified in their entirety by reference to the Second Out DIP Credit Agreement and Second Out Guarantee, which are filed as Exhibits 10.2 and 10.3, respectively, hereto and incorporated by reference herein.

Pledge, Security and Intercreditor Agreement

On July 11, 2012, the Company and the Guarantors entered into a Debtor-in-Possession Pledge and Security and Intercreditor Agreement (the “Pledge, Security and Intercreditor Agreement”) with the DIP Agents.  The obligations of the Company and the Guarantors under the DIP Credit Agreements are secured by a lien covering substantially all of the assets, rights and properties of the Company and the Guarantors, subject to certain exceptions set forth in the Pledge, Security and Intercreditor Agreement.  The Pledge, Security and Intercreditor Agreement also sets forth the seniority and priority of the respective liens on the Company’s and the Guarantors’ assets granted to the DIP Agents for the benefit of the lenders under the First Out Revolving Credit Loan, the First Out Term Loan and the Second Out Facility.

The foregoing description of the Pledge, Security and Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the Pledge, Security and Intercreditor Agreement, which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

Item 1.02  Termination of a Material Definitive Agreement.

The information set forth under Item 2.04 of this Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Petitions constituted an event of default under the following debt agreements, each of which provides that, as a result of the filing of the Chapter 11 Petitions, all principal, interest and other amounts due thereunder became immediately due and payable:

•
the Amended and Restated Credit Agreement, dated as of May 5, 2010, among the Company, Bank of America, N.A., as administrative agent, L/C Issuer and Swing Line Lender, and the lenders party thereto (as amended, supplemented, restated or otherwise modified from time to time, the “Pre-Petition Credit Agreement”) with respect to outstanding letters of credit in an aggregate principal amount of approximately $300.8 million plus accrued and unpaid interest thereon and debt under the revolving credit facility in an aggregate principal amount of $25.0 million plus accrued and unpaid interest thereon;

•
the Indenture dated as of May 28, 2008 (the “2008 Indenture”), between the Company and U.S. Bank National Association, as trustee, with respect to an aggregate principal amount of $200.0 million of 3.25% Convertible Senior Notes due 2013 plus accrued and unpaid interest thereon;

•
the Indenture dated as of May 5, 2010 (as amended, the “2010 Indenture”) between the Company and Wilmington Trust Company, as trustee, with respect to an aggregate principal amount of $250.0 million of 8.250% Senior Notes due 2018  plus accrued and unpaid interest thereon; and

•
the Purchase and Sale Agreement (as amended, the “Purchase and Sale Agreement”), dated as of March 2, 2010, among the Originators referred to therein, as sellers, Patriot Coal Corporation and Patriot Coal Receivables (SPV) Ltd., and the Receivables Purchase Agreement (as amended, the “Receivables Purchase Agreement” and, together with the Purchase and Sale Agreement”, the “Securitization Agreements”), dated as of March 2, 2010, among Patriot Coal Receivables (SPV) Ltd., Patriot Coal Corporation, as Servicer, the LC Participants, Related Committed Purchasers, Uncommitted Purchasers and Purchaser Agents parties thereto from time to time and Fifth Third Bank, as Administrator and as issuer of letters of credit, with respect to outstanding letters of credit in an aggregate principal amount of approximately $51.8 million plus accrued and unpaid interest thereon.

The ability of the creditors to seek remedies to enforce their rights under the Pre-Petition Credit Agreement, the 2008 Indenture, the 2010 Indenture and the Securitization Agreements is automatically stayed as a result of the filing of the Chapter 11 Petitions, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

As of July 13, 2012, outstanding debt and letters of credit under the Pre-Petition Credit Agreement and the Securitization Agreements have been refinanced or terminated in accordance with the terms of the Interim DIP Order and the DIP Credit Agreements described above.

The descriptions of the Pre-Petition Credit Agreement, the 2008 Indenture, the 2010 Indenture and the Securitization Agreements were contained in the Company’s Current Report on Form 8-K filed on May 5, 2010, May 28, 2008, May 5, 2010 and March 2, 2010, respectively, and are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 9, 2012, the Company received notice from the New York Stock Exchange, Inc. (the “NYSE”) that the NYSE had determined to commence proceedings to delist the common stock of the Company and that the Company’s common stock would be immediately suspended from trading on the NYSE. The NYSE indicated that this decision was reached as a result of the filing by the Company and the other Debtors of the Chapter 11 Petitions under the Bankruptcy Code in the Court as described in Item 1.01 above, which is sufficient grounds for the commencement of delisting procedures under Section 802.01D of the NYSE’s Listed Company Manual.

The Company has informed the NYSE that it does not intend to take any further action to appeal the NYSE’s decision. Therefore, it is expected that the Company’s common stock will be delisted after the completion of the NYSE’s application to the Securities and Exchange Commission to delist the Company’s common stock.

Item 7.01 Regulation FD Disclosure.

The Company will not issue quarterly earnings press releases and will not host quarterly investor conference calls during the reorganization process under Chapter 11 of the Bankruptcy Code.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Superpriority Secured Debtor-in-Possession Revolving and Term Loan Credit Agreement dated July 9, 2012 among Patriot Coal Corporation, certain subsidiaries of Patriot Coal Corporation designated therein as guarantors, Citibank, N.A. as Administrative Agent, Citicorp North America, Inc., Barclays Bank PLC, New York Branch and Bank of America, N.A. as L/C Issuers and certain other lenders party thereto.

10.2
Amended and Restated Superpriority Secured Debtor-in-Possession Credit Agreement dated July 11, 2012 among Patriot Coal Corporation, Bank of America, N.A., as Administrative Agent and L/C Issuer and certain other lenders party thereto.

10.3
Amended and Restated Guarantee dated July 11, 2012 made by Patriot Coal Corporation and certain subsidiaries of Patriot Coal Corporation designated therein as guarantors in favor of Bank of America, N.A. as Administrative Agent for the Lenders under the Amended and Restated Superpriority Secured Debtor-In-Possession Credit Agreement.

10.4
Debtor-In-Possession Pledge and Security and Intercreditor Agreement dated July 11, 2012 among Patriot Coal Corporation, certain subsidiaries of Patriot Coal Corporation, Citibank, N.A. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2012

PATRIOT COAL CORPORATION

By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Superpriority Secured Debtor-in-Possession Revolving and Term Loan Credit Agreement dated July 9, 2012 among Patriot Coal Corporation, certain subsidiaries of Patriot Coal Corporation designated therein as guarantors, Citibank, N.A. as Administrative Agent, Citicorp North America, Inc., Barclays Bank PLC, New York Branch and Bank of America, N.A. as L/C Issuers and certain other lenders party thereto.

10.2
Amended and Restated Superpriority Secured Debtor-in-Possession Credit Agreement dated July 11, 2012 among Patriot Coal Corporation, Bank of America, N.A., as Administrative Agent and L/C Issuer and certain other lenders party thereto.

10.3
Amended and Restated Guarantee dated July 11, 2012 made by Patriot Coal Corporation and certain subsidiaries of Patriot Coal Corporation designated therein as guarantors in favor of Bank of America, N.A. as Administrative Agent for the Lenders under the Amended and Restated Superpriority Secured Debtor-In-Possession Credit Agreement.

10.4
Debtor-In-Possession Pledge and Security and Intercreditor Agreement dated July 11, 2012 among Patriot Coal Corporation, certain subsidiaries of Patriot Coal Corporation, Citibank, N.A. and Bank of America, N.A.